UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-34650

Delaware	04-3651093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6373 San Ignacio Avenue, San Jose, California 95119

(Address of principal executive offices, including zip code)

(408) 733-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2012, Ryan M. Petersen, Chief Executive Officer and a Director of OCZ Technology Group, Inc. (“OCZ”) resigned from those positions.

On September 17, 2012, OCZ has appointed Alex Mei to the position of Interim Chief Executive Officer. Mr. Mei has served, and will continue to serve, as OCZ’s Executive Vice President and Chief Marketing Officer since February 2006 responsible for OCZ’s branding, product launches, channel support, and public relations. From October 2004 to February 2006, Mr. Mei served as OCZ’s Senior Vice President of Marketing. Mr. Mei also served as one of OCZ’s directors from April 2007 to July 2009. From 1999 to 2003, Mr. Mei served as Global Marketing Manager of First International Computer Inc. Mr. Mei holds a B.S. in Marketing Management from California Polytechnic State University, San Luis Obispo. Mr. Mei has not been involved in any transaction with OCZ that would require disclosure under Item 404(a) of the Regulation S-K.

A copy of OCZ’s press release announcing Mr. Petersen’s resignation and Mr. Mei’s appointment as interim Chief Executive Officer of OCZ is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2012	OCZ TECHNOLOGY GROUP, INC.

	By:	/s/ Arthur F. Knapp, Jr.
	Name:	Arthur F. Knapp, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release issued by OCZ Technology Group, Inc. on September 17, 2012